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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        NOVEMBER 10, 2005
                                                --------------------------------


                              PACIFIC ETHANOL, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                       000-21467               41-2170618
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)


  5711 N. WEST AVENUE, FRESNO, CALIFORNIA                      93711
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 (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:       (559) 435-1771
                                                     ---------------------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(1)  INVESTMENT BY CASCADE INVESTMENT, L.L.C.

     PURCHASE AGREEMENT DATED NOVEMBER 14, 2005 BETWEEN PACIFIC ETHANOL, INC. AND CASCADE INVESTMENT, L.L.C.

         On November 14, 2005, Pacific Ethanol, Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Cascade Investment, L.L.C. (the "Purchaser"). The Purchase Agreement provides for the sale by the Company and the purchase by the Purchaser of 5,250,000 shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $84 million. The Preferred Stock is to be created under the Certificate of Designations described below. Of the $84 million aggregate purchase price, $4 million is payable to the Company at closing and $80 million is to be deposited into a restricted cash account and disbursed in accordance with the Deposit Agreement described below. The Company is entitled to use the initial $4 million of proceeds for general working capital and must use the remaining $80 million for the construction or acquisition of one or more ethanol production facilities in accordance with the terms of the Deposit Agreement. The Purchase Agreement includes customary representations and warranties on the part of both the Company and the Purchaser.

         The closing of the purchase and sale of the Preferred Stock (the "Closing") is subject to numerous customary conditions. The Closing is subject to approval of the transaction by the stockholders of the Company. The Closing is also subject to additional conditions, including appropriate filings and approvals under the Hart-Scott-Rodino Act of 1976, the appointment of two persons as members of the Board of Directors of the Company to be designated by the Purchaser, one of whom is to be appointed as Chairman of the Compensation Committee of the Board of Directors of the Company. In addition, the Closing is subject to execution and delivery in form and substance satisfactory to the Purchaser of agreements relating to the construction, operation and financing of the Company's Madera County, California ethanol production facility. An additional condition to the Closing provides that the Closing must occur on or before March 31, 2006 unless the Purchaser has extended the Closing date.

     FORM OF CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES AND RIGHTS OF THE SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK

         The Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the "Certificate of Designations") provides for 7,000,000 shares of preferred stock to be designated as Series A Cumulative Redeemable Convertible Preferred Stock. The Certificate of Designations is to be filed on or prior to the Closing. The 5,250,000 shares of Preferred Stock to be issued under the Purchase Agreement have a purchase price of $16 per share. The Preferred Stock ranks senior in liquidation and dividend preferences to the Company's common stock. Holders of Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 5% of the purchase price per share of the Preferred Stock; however, such dividends may, at the option of the Company, be paid in additional shares of Preferred Stock based on the value of the purchase price per share of the Preferred Stock. The holders of Preferred Stock have a liquidation preference over the holders of the Company's common stock equivalent to the


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purchase price per share of the Preferred Stock plus any accrued and unpaid dividends on the Preferred Stock. A liquidation will be deemed to occur upon the happening of customary events, including transfer of all or substantially all of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transaction, unless holders of 66 2/3% of the Preferred Stock vote affirmatively in favor of or otherwise consent to such transaction.

         The holders of the Preferred Stock have conversion rights initially equivalent to two shares of common stock for each share of Preferred Stock. The conversion ratio is subject to customary antidilution adjustments. In addition, antidilution adjustments are to occur in the event that the Company issues equity securities at a price equivalent to less than $8 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis). Certain specified issuances will not result in antidilution adjustments (the "Anti-Dilution Excluded Securities"), including (i) securities issued to employees, officers or directors of the Company under any option plan, agreement or other arrangement duly adopted by the Company, the issuance of which is approved by the Compensation Committee of the Board of Directors of the Company, (ii) the Preferred Stock and any common stock issued upon conversion of the Preferred Stock, (iii) securities issued upon conversion or exercise of any derivative securities outstanding on the date the Certificate of Designations is first filed with the Delaware Secretary of State, and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment to the conversion ratio of the Preferred Stock is already made. The shares of Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Preferred Stock of 25% or more. The forced conversion is to be based upon the conversion ratio as last adjusted. Notwithstanding the foregoing, no shares of Preferred Stock will be subject to forced conversion unless the shares of common stock issued or issuable to the holders upon conversion of the Preferred Stock are registered for resale with the Securities and Exchange Commission and eligible for trading on The Nasdaq Stock Market or such other exchange approved by holders of 66 2/3% of the then outstanding shares of Preferred Stock. Accrued but unpaid dividends on the Preferred Stock are to be paid in cash upon any conversion of the Preferred Stock.

         The holders of Preferred Stock vote together as a single class with the holders of the Company's common stock on all actions to be taken by the Company's stockholders. Each share of Preferred Stock entitles the holder to the number of votes equal to the number of shares of the Company's common stock into which each share of Preferred Stock is convertible. Notwithstanding the foregoing, the holders of Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Preferred Stock. These protective provisions include limitations on (i) the increase or decrease of the number of authorized shares of Preferred Stock, (ii) increase or decrease of the number of authorized shares of other capital stock, (iii) generally any actions that have an adverse effect on the rights and preferences of the Preferred Stock, (iv) the authorization, creation or sale of any securities senior to or on parity with the Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, (v) the authorization, creation or sale of any securities junior to the Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, other than the Company's common stock, (vi) the authorization, creation or sale of any shares of Preferred Stock


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other than the shares of Preferred Stock authorized, created and sold under the
Purchase Agreement, (vii) engaging in a transaction that would result in an internal rate of return to holders of Preferred Stock of less than 25%, (viii) the alteration of the number of members of the Board of Directors of the Company to more than nine or less than seven, and (ix) effecting any material change in the Company's industry focus.

         The holders of the Preferred Stock are afforded preemptive rights with respect to certain securities offered by the Company. Each holder is to have the right to purchase a pro rata portion of such securities equivalent to the number of shares of common stock into which that holder's Preferred Stock is convertible, divided by the number of shares of common stock into which all holders' Preferred Stock is convertible, plus any amounts not purchased by other holders of Preferred Stock. In the event of a public offering of the Company's common stock for a purchase price of at least $12 per share and a total aggregate offering price of at least $50 million, the preemptive rights of the holders of Preferred Stock are to be limited to 50% of the securities offered. Notwithstanding the foregoing, certain proposed securities offerings will not result in preemptive rights in favor of the holders of the Preferred Stock. These offerings include offerings of Anti-Dilution Excluded Securities as well as the issuance of securities other than for cash pursuant to a merger, consolidation, acquisition or similar business combination by the Company approved by the Board of Directors of the Company.

         The holders of Preferred Stock are entitled to redemption rights. Holders of 66 2/3% of the Preferred Stock may elect redemption upon the occurrence of certain specified events. The number of shares of Preferred Stock to be redeemed is to be determined by dividing the balance of the restricted cash amount (as provided for in the Deposit Agreement described below) by $80 million. The redemption price is equal to the per share purchase price of the Preferred Stock, which is subject to adjustment as discussed above and in the Certificate of Designations, plus any accrued but unpaid dividends, plus any amount sufficient to yield an internal rate of return of 5%. If less than all Preferred Stock is to be redeemed, then shares of Preferred Stock are to be redeemed on a pro rata basis from the holders of the Preferred Stock in proportion to the number of shares of Preferred Stock held by them. The events triggering redemption rights include, (i) the withdrawal or use by the Company of funds from the restricted cash account (as provided for in the Deposit Agreement described below) in violation of the terms of the Deposit Agreement,
(ii) the public disclosure by the Company of its intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the disclosure, (iii) the failure by the Company to withdraw any funds from the restricted cash account for a period of two years, and (iv) amounts remain in the restricted cash account after December 31, 2009.

     FORM OF DEPOSIT AGREEMENT BETWEEN PACIFIC ETHANOL, INC. AND THE TRUSTEE NAMED THEREIN

         The Deposit Agreement between the Company and a trustee to be named on or prior to the Closing (the "Deposit Agreement"), is to be executed at the Closing. The Deposit Agreement provides for the creation of a restricted cash account into which $80 million of the aggregate purchase price for the Preferred Stock is to be deposited. The Company may not withdraw funds from the restricted cash account except in accordance with the terms of the Deposit Agreement. Under the Deposit Agreement, the Company may requisition funds from the restricted cash account for the payment of construction costs in connection with the


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construction of ethanol production facilities. The total amounts that may be disbursed from the restricted cash account with respect to a particular ethanol production facility are limited to a specified project limit. The project limit for the Company's proposed ethanol production facility in Madera County, California is $20 million. The project limit for other ethanol production facilities to be constructed by the Company, if any, is the "equity portion" multiplied by the total budgeted costs of construction for such facility. The "equity portion" is limited to 30% for the first ethanol production facility, not including the Madera County facility, and 25% for each subsequent ethanol production facility.

         The Company may, with the consent of the Purchaser, also requisition funds from the restricted cash account for the payment of acquisition costs in connection with the acquisition of one or more ethanol production facilities. In addition, the Company may requisition funds from the restricted cash account to pay for the redemption of the Preferred Stock as provided in the Certificate of Designations.

     FORM OF REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT BETWEEN PACIFIC ETHANOL, INC. AND CASCADE INVESTMENT, L.L.C.

         The Registration Rights and Stockholders Agreement (the "Rights Agreement") between the Company and the Purchaser is to be executed at the Closing. The Rights Agreement is to be effective until the holders of the Preferred Stock, and their affiliates, as a group, own less than 10% of the Preferred Stock issued under the Purchase Agreement, including common stock into which such Preferred Stock has been converted (the "Termination Date"). The Rights Agreement provides that holders of a majority of the Preferred Stock, including common stock into which such Preferred Stock has been converted, may demand and cause the Company, at any time after the first anniversary of the Closing, to register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Preferred Stock (the "Registrable Securities"). Following such demand, the Company is required to notify any other holders of the Preferred Stock or Registrable Securities of its intent to file a registration statement and, to the extent requested by such holders, include them in the related registration statement. The Company is required to keep such registration statement effective until such time as all of the Registrable Securities are sold or until such holders may avail themselves of Rule 144(k), which requires, among other things, a minimum two-year holding period and requires that any holder availing itself of Rule 144(k) not be an affiliate of the Company. The holders are entitled to three demand registrations on Form S-1 and unlimited demand registrations on Form S-3; however, the Company is not obligated to effect more than two demand registrations on Form S-3 in any twelve month period.

         In addition to the demand registration rights afforded the holders under the Rights Agreement, the holders are entitled to "piggyback" registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by the Company with respect to other registrations of equity securities. The holders are entitled to unlimited "piggyback" registration rights.

         Certain customary limitations to the Company's registration obligations are included in the Rights Agreement. These limitations include the right of the Company to, in good faith, delay or withdrawal registrations requested by the holders under demand and "piggyback" registration rights, and the right to exclude certain portions of holders' Registrable Securities upon the advice of


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its underwriters. Following the registration of securities in which holders'
Registrable Securities are included, the Company is obligated to refrain from registering any of its equity securities or securities convertible into equity securities until the earlier of the sale of all Registrable Securities subject to such registration statement and 180-days following the effectiveness of such registration statement. The Rights Agreement also provides for customary registration procedures. The Company is responsible for all costs of registration, plus reasonable fees of one legal counsel for the holders, which fees are not to exceed $25,000 per registration.

         The Rights Agreement includes customary cross-indemnity provisions under which the Company is obligated to indemnify the holders and their affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained or incorporated by reference in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto. The Company's indemnity obligations also apply to omissions of material facts and to any failure on the part of the Company to comply with any law, rule or regulation applicable to such registration statement. Each holder is obligated to indemnify the Company and its affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto, which statements were furnished in writing by that holder to the Company, but only to the extent of the net proceeds received by that holder with respect to securities sold pursuant to such registration statement. The holders' indemnity obligations also apply to omissions of material facts on the part of the holders.

         The Rights Agreement provides for the nomination of two individuals by the Purchaser for election to the Board of Directors of the Company. In addition, the Purchaser is entitled to appoint directors or managers with respect to the Company's subsidiaries. The Company is also required to permit one of the Purchaser's director designees or other designee to attend, as a non-voting observer, all meetings of the Company's Executive Committee, when and if formed, the Company's Audit Committee, and the boards of directors of subsidiaries of the Company to the extent there is no existing director designee or other designee of the Purchaser in attendance. The Company is also required to send to Purchaser's director or other designee all information and materials provided by the Company to any members of such committees and boards of directors. In addition, the Company is obligated to cause each person serving from time to time as an executive officer, director or manager of the Company or any subsidiary, to execute a voting letter that grants an irrevocable proxy to the Purchaser with respect to securities held by such persons to vote to carry out the foregoing provisions.

         The Rights Agreement provides for the initial appointment of two persons designated by the Purchaser to the Board of Directors of the Company, and the appointment of one of such persons as the Chairman of the Compensation Committee of the Board of Directors of the Company. Following the Termination Date, the Purchaser is required to cause its director designees, and all other designees, to resign from all applicable committees and boards of directors, effective as of the Termination Date.

         The Rights Agreement also provides for the delivery by the Company of financial information regarding the Company within certain specified time periods following the conclusion of each calendar quarter and the full calendar year. In addition, the Rights Agreement provides for reasonable access on the part of the Purchaser to all of the Company's books, records and other information and the opportunity to discuss the same with management of the Company.


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     VOTING AGREEMENT DATED NOVEMBER 14, 2005 BY AND AMONG PACIFIC ETHANOL,
     INC., CASCADE INVESTMENT, L.L.C. AND THE STOCKHOLDERS NAMED THEREIN

         On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is a director and/or executive officer of the Company (the "Stockholders"), and the Company, entered into a Voting Agreement (the "Voting Agreement") with the Purchaser. The Stockholders collectively hold an aggregate of 9,162,704 shares of the Company's common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of the Company's common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements, until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of the transactions contemplated by the Purchase Agreement (the "Transactions"). In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler to act as such Stockholder's proxy and attorney-in-fact to vote or execute a written consent in favor of the Transactions. The Voting Agreement is effective until the earlier of the approval of the Transactions by the Company's stockholders or the termination of the Purchase Agreement in accordance with its terms.

(2) COMPENSATION OF NON-EMPLOYEE DIRECTORS

         On July 26, 2005, the Compensation Committee and the Board of Directors of the Company adopted resolutions approving various matters relating to compensation of non-employee directors. On November 10, 2005, the Compensation Committee and the Board of Directors of the Company adopted resolutions clarifying, and to the extent already clear, modifying, the compensation of non-employee directors, as described below.

         On November 10, 2005, and effective as of May 18, 2005, compensation for non-employee directors was established, as described in Exhibit 10.6 to this Form 8-K and incorporated herein by reference. Previously, on July 26, 2005 and effective as of May 18, 2005, compensation for non-employee directors was established as set forth in Exhibit 10.1 to the Company's Form 8-K for July 26, 2005 filed with the Securities and Exchange Commission on August 1, 2005. Under the previous compensation schedule, enacted July 26, 2005, all non-employee directors were to receive $1,500 per meeting of the Board of Directors or any committee meeting attended in person or via telephone, with the Chairman of the Audit Committee to receive an additional $2,000 for each Audit Committee meeting attended.

         Under the clarified/modified compensation schedule, enacted November 10, 2005 and effective as of May 18, 2005, all non-employee directors are to receive $1,500 per meeting of the Board of Directors attended in person or via telephone, with no amounts payable to members of committees of the Board of Directors for their attendance at committee meetings. In addition, under the clarified/modified compensation schedule, the Chairman of the Audit Committee is to receive an additional fee of $3,500 for each calendar quarter of service, which is in addition to the fees payable for attendance at meetings of the Board of Directors.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  None.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  None.

         (c)      Exhibits.
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                  Number   Description
                  ------   -----------

                  10.1 Purchase Agreement dated November 14, 2005 between Pacific Ethanol, Inc. and Cascade Investment, L.L.C.

                  10.2 Form of Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock

                  10.3 Form of Deposit Agreement between Pacific Ethanol, Inc. and the Trustee named therein

                  10.4 Form of Registration Rights and Stockholders Agreement between Pacific Ethanol, Inc. and Cascade Investment, L.L.C.

                  10.5 Voting Agreement dated November 14, 2005 by and among Pacific Ethanol, Inc., Cascade Investment, L.L.C. and the Stockholders named therein

                  10.6     Description of Non-Employee Director Compensation


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2005                         PACIFIC ETHANOL, INC.


                                                 By: /S/ RYAN W. TURNER
                                                     ---------------------------
                                                     Ryan W. Turner
                                                     Chief Operating Officer


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                         EXHIBITS FILED WITH THIS REPORT

         Number   Description
         ------   -----------

         10.1 Purchase Agreement dated November 14, 2005 between Pacific Ethanol, Inc. and Cascade Investment, L.L.C.

         10.2 Form of Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock

         10.3 Form of Deposit Agreement between Pacific Ethanol, Inc. and the Trustee named therein

         10.4 Form of Registration Rights and Stockholders Agreement between Pacific Ethanol, Inc. and Cascade Investment, L.L.C.

         10.5 Voting Agreement dated November 14, 2005 by and among Pacific Ethanol, Inc., Cascade Investment, L.L.C. and the Stockholders named therein

         10.6     Description of Non-Employee Director Compensation


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